Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-KSB of CommerceFirst Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-109138 and 333-119988) of our report, dated March 3, 2008, relating to the consolidated statements of condition of CommerceFirst Bancorp, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005.

/s/ Trice Geary & Myers LLC
March 3, 2008